Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 23, 2026 relating to the financial statements of Lincoln International, LP, appearing in Registration Statement No. 333-295322 on Form S-1 of Lincoln International, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois
June 29, 2026